UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2012

CENTERLINE HOLDING COMPANY
 (Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Church Street, New York, New York 10007
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ROBERT L. LEVY RESIGNATION AS CHIEF FINANCIAL OFFICER

Effective as of April 26, 2012, Robert L. Levy notified the board of trustees (the “Board”) of Centerline Holding Company (the “Registrant”) of his agreement to step down from his position as Chief Financial Officer, in order to permit the promotion of Michael P. Larsen as Chief Financial Officer, as described in more detail below.  Mr. Levy will continue to serve as President and Chief Operating Officer of the Registrant.

MICHAEL P. LARSEN APPOINTMENT AS CHIEF FINANCIAL OFFICER

Effective as of April 26, 2012, the Board appointed Michael P. Larsen to the office of Chief Financial Officer of the Registrant, effective upon the resignation of Mr. Levy from such office.  Mr. Larsen is currently the Treasurer and Director of Corporate Finance and Capital Markets of Centerline Capital Group LLC (“Centerline”), a subsidiary of the Registrant.  In this capacity, Mr. Larsen is responsible for all cash management operations, debt management, corporate capital raising, budgeting and management reporting.  He also is responsible for coordinating new business development initiatives for Centerline.  Mr. Larsen serves as a managing director of Centerline and is a member of Centerline’s Affordable Housing Investment Committee.  Prior to being named Treasurer in 2009, Mr. Larsen worked for five years in Centerline’s Capital Markets and Corporate Finance groups.  Mr. Larsen joined Centerline in 2002 as a member of the Affordable Underwriting team where he was responsible for completing underwriting and real estate analysis for more than $800 million in low-income housing tax credit equity investments and affordable bond-financed multifamily assets.  Prior to joining Centerline, Mr. Larsen was an analyst within Arthur Andersen’s Real Estate Consulting and Structured Finance group, where he was responsible for underwriting and investment analysis of a wide range of commercial real estate assets and performed due diligence for structured asset backed securities.  Mr. Larsen earned a Master of Business Administration from Columbia University and a B.A. in Economics and Urban Studies from The University of Pennsylvania.

There are no family relationships among Mr. Larsen and any other directors or officers of Centerline or the Registrant.

There have been no transactions nor are there any proposed transactions between Centerline or the Registrant and Mr. Larsen that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Registrant issued a press release on April 26, 2012 announcing Mr. Larsen’s appointment to the office of Chief Financial Officer.  Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a).	Financial Statements

Not Applicable

(b).	Pro Forma Financial Information

Not Applicable

(c).	Shell Company Transactions

Not Applicable

(d).	Exhibits

Exhibit 99.1.	Press release dated April 26, 2012, “Centerline Capital Group Announces the Appointment of Michael P. Larsen as Chief Financial Officer”.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

BY:	/s/ Robert L. Levy
Robert L. Levy
President and Chief Operating Officer

April 26, 2012